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                                                                    EXHIBIT 10.7


                            NATIONAL CITY CORPORATION
                        Restricted Stock Award Agreement
                             High Potential Employee


        WHEREAS, the individual identified as Grantee ("Grantee") on the cover sheet that is attached hereto and hereby made a part hereof ("Cover Sheet") is a key employee of National City Corporation (hereinunder called the "Corporation") or of a Subsidiary;

        WHEREAS, the National City Corporation Amended and Second Restated 1991 Restricted Stock Plan ("Plan"), a copy of which is attached hereto, was adopted on April 25, 1994; and

        WHEREAS, the award of Restricted Stock pursuant to the terms and conditions of the Plan and this Agreement and the execution of this Agreement was duly authorized by The Compensation and Organization Committee of the Board of Directors of the Corporation on the date listed on the Cover Sheet as "Grant Date";

        NOW THEREFORE, in accordance with the terms and conditions of the Plan, the Corporation hereby awards to the Grantee the number of shares of Restricted Stock of the Corporation listed on the Cover Sheet as "Shares Granted" subject to the terms and conditions of the Plan and the following terms and conditions:

        1. The Corporation and the Grantee agree and acknowledge that the terms of the award, the Grantee's right to the Restricted Stock and the restrictions thereon and the term relating to both the termination of the Plan Restrictions and the forfeiture of the Restricted Stock are all governed by the expressed terms of the Plan and this Agreement. Except as limited by this Agreement or by the Plan, the Grantee shall have with respect to the Restricted Stock subject hereof, all rights of a registered owner of Common Stock of the Corporation.

        2. The Restricted Period with respect to the Plan Restrictions on the Award of Restricted Stock made under this Agreement, shall terminate, and the Plan Restrictions on all Restricted Stock awarded under this Agreement shall fully expire, on the earlier of the fourth anniversary of this Agreement, a Change of Control, the Grantee's death, or Disability or the Grantee's ceasing to be an Employee at a time when the Grantee is eligible to receive a normal retirement under the National City Non-Contributory Retirement Plan (or any successor plan thereto) together with the Committee's consent to the termination of the Restricted Period.





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        3.  If the Grantee's employment with National City Corporation and its affiliates is terminated for any reason during the restricted period, other than those expressed in paragraph 2 of this Agreement, then the Grantee's interest in all shares of Restricted Stock awarded under this Agreement shall be terminated and such Restricted Stock shall be forfeited and returned to the Corporation.

        4. The Corporation agrees to immediately issue one or more certificates evidencing this award of Restricted Stock in the name of the Grantee and agrees that the shares of restricted stock subject of this award, and the share of common stock issued upon termination of the Plan Restrictions therein, shall be fully paid and nonassessable. Each certificate issued in respect of Restricted Stock awarded under this Agreement shall be registered in the name of the Grantee and shall bear the following legend until the end of Restricted Period.

            "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the National City Corporation Amended and Second Restated 1991 Restricted Stock Plan and in an Agreement entered into between the registered owner hereof and National City Corporation."

            The certificates evidencing this award shall be delivered to National City Bank as escrow agent ("Escrow Agent") which shall hold this Restricted Stock pursuant to the terms of this Agreement and the Plan.

        5. The Grantee shall execute and deliver to the Escrow Agent a blank irrevocable stock power in form attached hereto to the Escrow Agent. Additionally the Grantee shall deliver to the Escrow Agent, at the request of the Escrow Agent, a written verification of the Grantee's tax identification number on the form prescribed by the Department of the Treasury.

        6. The Grantee and the Corporation (i) agree that all stock dividends, stock splits or other securities issued in a recapitalization attributable to the Restricted Stock subject of this Agreement shall be deposited directly with the Escrow Agent and held under this agreement with their transferability restricted or provided hereby;
            (ii) irrevocably direct the transfer agent for the Corporation's Common Stock to deliver such securities to the Escrow Agent; and
            (iii) agree that such delivery shall constitute constructive delivery to the Grantee. The Grantee agrees to execute on request additional stock powers with respect to such additional shares. Any cash dividends, proxies or other items of similar nature coming into the hands of the Escrow Agent issued with respect to the Restricted Stock and other securities held hereunder shall be forwarded immediately to the Grantee.


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        7.  The Grantee acknowledges and agrees that during the Restricted
            Period neither the Restricted Stock subject to this award nor this Agreement or any right hereunder is voluntarily or involuntarily transferable by the Grantee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations' order as defined by the Internal Revenue Code of 1986, as amended, 26 U.S.C. section 1 et seq. or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder. Any attempted sale, assignment, encumbrance, pledge or other transfer of the Restricted Stock subject to this Agreement or any interest therein during the Restricted Period of this Agreement in derogation of this restriction shall be null and void, the purported transferee shall obtain no rights in the Restricted Stock or hereunder and such purported transfer shall result in a forfeiture to the Corporation of all Restricted Stock subject to such attempted transfer.

        8. All Restricted Stock shall be held and disposed of pursuant to the Plan and this Agreement. Escrow Agent shall conclusively presume that any instructions (which may be oral or written and if oral, confirmed promptly in writing) given it by Corporation conform to the Plan.

        9. At such time as the restrictions on the Restricted Stock are terminated as provided by paragraph 2 hereof, the Corporation's obligation of delivery of the certificates for the Common Stock free and clear of the restrictions to the Grantee shall be conditioned upon the Grantee and the Corporation having reached a mutual agreement as to any federal, state or local tax withholding obligations of the Corporation for the benefit of the Grantee.

        10. Within sixty (60) days after the end of the Restricted Period, and subject to compliance with paragraph 9 hereof the Corporation will deliver to the Grantee Common Stock without the legend referred to in paragraph 4 hereof and free of Plan Restrictions. The number of shares of Common Stock to be released shall be the number of Restricted Shares granted under this Agreement which have not been forfeited during the Restricted Period.

        11. All communications to the Escrow Agent by the Corporation with respect to the shares of Restricted Stock subject to this Agreement shall be in writing with a copy sent by United States mail, postage prepaid, to the Grantee at the address on the Cover Sheet or such other address as the Grantee may from time to time give to the Corporation.

        l2. It is the intention of the parties that this Agreement shall not be subject to the Employee Retirement income Security Act of 1974, as amended ("ERISA"). Notwithstanding any other provision of this Agreement to the contrary, if a final nonappealable determination has been made by a court of competent jurisdiction or an opinion of counsel has been rendered to the effect that this Agreement is not exempt from Parts 2, 3 and 4 of Title I or


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            ERISA, all of the Restricted Stock shall be forfeited; provided, however, that upon such an occurrence the Committee may, in its discretion, with respect to all or a portion of the Restricted Stock, actions as are prescribed in the Plan and this Agreement to be taken upon the lapse of the restrictions.

        13. Other Definitions:

            A. All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms as set forth in the Plan.

            B. Disability. Disability shall mean any injury, illness, condition or other event which would entitle the Grantee to receive initial benefits under the National City Corporation Long-Term Disability Plan or any substitute or successor plan.